UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2007

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Financial Information

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2007, LMI Aerospace, Inc., a Missouri corporation (“LMI”) entered into a definitive Stock Purchase Agreement (the “Agreement”) by and among LMI, John J. Bogan, Trustee for the John Bogan Separate Property Trust dated October 5, 1999 (“Bogan”) and William A. Huston (together with Bogan, the “Sellers”), which Sellers together own all of the outstanding capital stock of D3 Technologies, Inc. (“D3 Technologies”). Under the terms of the Agreement, LMI will acquire all of the shares of the capital stock of D3 Technologies from the Sellers for a purchase price of $65 million in cash. LMI’s source of funds for the transaction and related expenses will come from borrowings of approximately $44 million with the remainder from cash on hand. The Agreement also contemplates a non-competition agreement from each of the Sellers.

The closing of the acquisition is conditioned upon, among other things, the expiration or termination of the waiting period of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the completion of the audit of D3 Technologies’ financial statements for 2004 and 2005. The acquisition is expected to close during the third quarter of this year. However, there can be no assurances that the closing conditions set forth in the Agreement will be satisfied or waived or that the closing will occur on or before the end of the third quarter of this year.

The foregoing description of the Agreement is not purported to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Agreement, which is filed as Exhibit 2.1 hereto.

Section 7

Item 7.01. Regulation FD Disclosure.

On June 18, 2007, LMI issued a press release regarding the execution of the Agreement and the acquisition of D3 Technologies contemplated therein. A copy of the press release is furnished as Exhibit 99.1 to this Report. The press release should be read in conjunction with the note included therein regarding forward-looking statements.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	2.1	Stock Purchase Agreement dated June 17, 2007 LMI Aerospace, Inc., John J. Bogan, Trustee of the John J. Bogan Separate Property Trust dated October 5, 1999 and William A. Huston*

	99.1	Text of press release dated June 18, 2007.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. LMI hereby agrees to furnish supplemental copies of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 18, 2007

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement dated June 17, 2007 LMI Aerospace, Inc., John J. Bogan, Trustee of the John J. Bogan Separate Property Trust dated October 5, 1999 and William A. Huston*

99.1	Text of press release dated June 18, 2007.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. LMI hereby agrees to furnish supplemental copies of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.